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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 MARCH 14, 1997
                                (Date of Report)



                      MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                    1-11718
                             (Commission File No.)


            MARYLAND                                      36-3857664
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                      60606
  (Address of principal executive offices)                      (Zip Code)




                                 (312) 474-1122
              (Registrant's telephone number, including area code)





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ITEM 5. ACQUISITION OF ASSET

On March 14, 1997, Manufactured Home Communities, Inc. (the "Company") acquired California Hawaiian Mobile Estates ("California Hawaiian"), a premier manufacturing housing community, located in San Jose, California, for a purchase price of approximately $23.3 million. The acquisition was funded with a borrowing under the Company's line of credit with a bank. The Company purchased California Hawaiian from California Hawaiian Associates, L.P., a California Limited Partnership.

California Hawaiian consists of 412 developed sites situated around four lakes. The Company believes that California Hawaiian is one of the leading communities in one of the country's best housing markets and adds to the Company's northern California presence.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.






                             MANUFACTURED HOME COMMUNITIES, INC.




                             BY:  /s/ Thomas P. Heneghan
                                  ---------------------------------------
                                  Thomas P. Heneghan
                                  Executive Vice President, Treasurer and
                                    Chief Financial Officer

                             BY:  /s/ Judy A. Pultorak
                                  ---------------------------------------
                                  Judy A. Pultorak
                                  Principal Accounting Officer





DATE:  March 21, 1997
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